                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the following Registration Statements of Morgan Stanley, Dean Witter, Discover & Co. of our reports dated January 23, 1998, included in and incorporated by reference in this Annual Report on Form 10-K of Morgan Stanley, Dean Witter, Discover & Co. for the fiscal year ended November 30, 1997:



Filed on Form S-3:
     Registration Statement No. 33-57202
     Registration Statement No. 33-60734
     Registration Statement No. 33-89748
     Registration Statement No. 33-92172
     Registration Statement No. 333-07947
     Registration Statement No. 333-22409
     Registration Statement No. 333-27881
     Registration Statement No. 333-27893
     Registration Statement No. 333-27919
     Registration Statement No. 333-46403

Filed on Form S-4:
     Registration Statement No. 333-25003

Filed on Form S-8:
     Registration Statement No. 33-62374
     Registration Statement No. 33-63024
     Registration Statement No. 33-63026
     Registration Statement No. 33-78038
     Registration Statement No. 33-79516
     Registration Statement No. 33-82240
     Registration Statement No. 33-82242
     Registration Statement No. 33-82244
     Registration Statement No. 333-04212
     Registration Statement No. 333-28141
     Registration Statement No. 333-25003
     Registration Statement No. 333-28263



/s/ DELOITTE & TOUCHE LLP

New York, New York
February 20, 1998